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                               MARKETING AGREEMENT


         THIS MARKETING AGREEMENT (this "Agreement") is made as of the 14th day of April, 1999 by and between Venturi Technologies, Inc. ("Venturi") and Beaulieu Group, LLC ("Beaulieu").

                                R E C I T A L S:

         Concurrently with the execution of this Agreement, Beaulieu is purchasing 2,303,738 shares of Venturi's Series D Convertible Preferred Stock ("the Shares"). As a condition to such purchase, Beaulieu has requested that Venturi execute this Agreement and commit to the obligations of Venturi contained herein. To induce Beaulieu to make such purchase, Venturi is willing to execute this Agreement and to agree to such obligations.

         In consideration of the foregoing and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:

         1. Beaulieu will be the only Manufacturer entitled to promote and endorse the VenturiClean System, and no other Manufacturer shall be permitted to publish an endorsement of the VenturiClean System without Beaulieu's prior written approval. Venturi shall, in cooperation with Beaulieu and with Beaulieu's prior written approval of any use of the Beaulieu name, advertise that the VenturiClean System is endorsed and recommended by Beaulieu, and Venturi will not, without Beaulieu's prior written consent, make a similar statement or publish a similar endorsement by any other Manufacturer.

         2. Venturi will not promote, endorse or recommend goods manufactured by any Manufacturer other than Beaulieu. Beaulieu will have the exclusive right to enter into a discount pricing arrangement with Venturi to be structured basically as set forth in EXHIBIT A hereto.

         3. Beaulieu shall be permitted to give free or discount coupons to consumers purchasing goods manufactured by Beaulieu enabling such consumers to obtain free or discounted cleaning done by Venturi of carpet and other goods manufactured by Beaulieu. Venturi will not permit any couponing or discounting to consumers who purchase any other Manufacturer's goods.

         4. The parties agree that the "Marketing Strategy Concepts" attached hereto as EXHIBIT A evidence and represent certain other basic agreements that have been reached between Beaulieu and Venturi and, as such, are incorporated herein by reference. The parties further agree that subsequent to the date hereof they will work together to develop a more comprehensive Marketing Agreement, which will include all of the agreements described herein and in EXHIBIT A hereto. However, until such a more definitive agreement has been executed,


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this Agreement shall be binding upon the parties and shall evidence their current intent and agreement.

         5. Whenever used herein the following terms shall have the meanings set forth below:

            (a) "Manufacturer" shall mean and include any Person who manufactures carpet, rugs, yarn, upholstery or other fabrics.

            (b) "Person" shall mean and include any individual, corporation, partnership, limited liability company, trust or other entity.

            (c) "VenturiClean System" shall mean and include all carpet, rug and fabric cleaning systems, methods and procedures now, or at any time during the term hereof, existing.

         6. The term of this Agreement shall be for a period of fifteen years.

         7. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof. Any notice required or permitted under this Agreement shall be given in writing and shall be delivered either (i) in person at the address of the party to whom given set forth below, (ii) by overnight courier to the address of the party set forth below, or (iii) by certified or registered mail, return receipt requested, to the address of the party set forth below. Any party may change its address for notice by giving notice of such an address change in the manner provided in this paragraph. Every notice hereunder shall be deemed to have been duly given (a) if personally delivered or sent by overnight courier, on the date actually received, or (b) if sent by mail as aforesaid, three business days after having been deposited in the U.S. mail. The obligations of Venturi contained herein shall inure to the benefit of, and be enforceable by Beaulieu, its successors and assigns, and its affiliates, which shall include, but not be limited to, Marglen Industries, Beaulieu of Canada, Inc., Beaulieu Canada Company and Coronet Carpets, Inc.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      VENTURI TECHNOLOGIES, INC.


                                      By: /s/ GAYLORD KARREN
                                         -------------------------------
                                              GAYLORD KARREN
                                              Chairman and CEO

                                      1327 N. State Street
                                      Orem, Utah 84057


                                      BEAULIEU GROUP, LLC


                                      By:  /s/ CARL M. BOUCKAERT
                                         -------------------------------
                                      Name:    CARL M. BOUCKAERT
                                      Title:   CEO

                                      1502 Coronet Drive
                                      Dalton, Georgia 30720




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